SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                               Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 240.14a-12

                          INNOVO GROUP INC.
     ----------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

(1) Title of each class of securities to which transaction applies:

     ------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------

(5) Total fee paid:

     ---------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

     --------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------

(3) Filing Party:

     --------------------------------------------------------------

(4) Date Filed:


     --------------------------------------------------------------

                             INNOVO GROUP INC.
                      5900 S. Eastern Ave., Suite 124
                         Commerce, California 90040
                               (323) 725-5516


                              September 3, 2002

Dear Stockholder:

  You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Innovo Group Inc. to be held on Tuesday, November 12, 2002 at 10:00 a.m. (local time) at The University Club, 2704 Kingston Pike, Knoxville, Tennessee 37996.

  At the annual meeting, you will be asked to vote in person or by proxy on the election of directors for this year and ratification of the appointment of the Company's auditors. Each of those proposals is described in the enclosed Notice of Annual Meeting and Proxy Statement.

  Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2002 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                 Sincerely,

                                 /s/ Samuel J. Furrow
                                 --------------------
                                 Samuel J. Furrow
                                 Chairman

                                  INNOVO GROUP INC.
                           5900 S. Eastern Ave., Suite 124
                              Commerce, California 90040
                                   (323) 725-5516

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, NOVEMBER 12, 2002

  NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting")of Innovo Group Inc. (the "Company") will be held on Tuesday, November 12, 2002 at 10:00 a.m. (local time) at The University Club, 2704 Kingston Pike, Knoxville, Tennessee 37996, to consider and act upon the following proposals:

1. To elect six directors to serve on the Board of Directors for one-year terms and until their respective successors are elected and qualified;

2. To  ratify  the  appointment  of  Ernst  &  Young LLP  as  the   Company's
independent auditors for the fiscal year ending November 30, 2002; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on August 23, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days before the Annual Meeting at the Company's offices. All stockholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors

                              /S/ Samuel J. Furrow
                              --------------------
                              Samuel J. Furrow
                              Chairman
                              Los Angeles, CA
                              September 3, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                              INNOVO GROUP INC.
                        5900 S. Eastern Ave. Suite 124
                          Commerce, California 90040

                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                         TUESDAY, NOVEMBER 12, 2002


              SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished, on or about September 3, 2002, to the stockholders of Innovo Group Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, November 12, 2002 at 10:00 a.m. (local time) at The University Club, 2704 Kingston Pike, Knoxville, Tennessee 37996, and any adjournment thereof. The Company's 2001 Annual Report, which includes its consolidated financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

  If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: "FOR" PROPOSAL 1 TO ELECT THE BOARD OF DIRECTOR'S SIX NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any other matters to be presented at its Annual Meeting.

  The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by Directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

  The securities that may be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share ("Common Stock"), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. The close of business on August 23, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. On the Record Date, 14,901,264 shares of Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting.

  Assuming the presence of a quorum at the Annual Meeting, a plurality vote is required for the election of a Director (Proposal 1) and the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the 2002 fiscal year (Proposal 2). Unless otherwise required by law or the Company's Certificate of Incorporation or the Company's Amended and Restated Bylaws (the "Bylaws"), any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

  Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote "against" Proposal 2. Abstentions on Proposal 1 will not have any effect on the approval of Proposal 1. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

  The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table provides information as of August 27, 2002 concerning beneficial ownership of Common Stock by (1) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common
Stock, (2) each Director and nominee for election as a Director of the Company, (3) each Named Executive Officer, and (4) all Directors and executive officers of the Company as a group. The information as to beneficial ownership has been furnished by the respective stockholders, Directors and executive officers of the Company, and, unless otherwiseindicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


 Name and 				             Shares Beneficially Owned (1)
 Offices				        Number                           Percent
Samuel J. (Sam) Furrow			3,494,015 (2)(9)                    22.12%
Chairman and Director

Hubert Guez	                        6,746,637 (3)                       37.23%
5804 East Slauson Avenue
Commerce, California 90040

Patricia Anderson-Lasko	              583,146 (4)                        3.83%
President and Director

Daniel A. (Dan) Page                  472,774 (5)(9)                     3.14%
Director

Samuel J. (Jay) Furrow, Jr.         1,586,688 (6)                        9.97%
CEO and Acting Chief
Financial Officer; Director

Marc B. Crossman                      115,671 (7)(9)                      *
Director

John G. Looney, MD                    160,041 (9)                        1.07%
Director

Joseph Mizrachi                     2,738,500 (8)                       16.93%
7700 Congress Avenue, Ste. 3106
Boca Raton, Florida 33487

Joe Dahan                             632,990 (10)                       4.20%
5900 S. Eastern
Commerce, CA  90040

All Executive Officers and          7,045,325 (2)(4)(5)(6)(7)(9)(10)    40.27%
Directors as a Group (7 persons)
________________
* Less than 1%.


(1) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), certain shares of the Company's common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of common stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 14,921,264 shares outstanding as of August 23, 2002.

The address for the officers and directors is the corporate office of the Company located at 2633 Kingston Pike, Suite 100, Knoxville, TN, 37919.

(2) Includes 97,901 shares subject to currently exercisable options and 750,000 shares subject to exercisable warrants with a 3-year term expiring October 2003 and an exercise price of $2.10 per share.

(3) Includes 500,000 shares held of record by SHD Investments, LLC, of which Mr. Guez's brother is the Manager, 250,000 shares held of record by each to two trusts for Mr. Guez's sons and of which Mr. Guez's mother is trustee, and 1,863,637 held of record by Commerce Investment Group, LLC, of which Mr. Guez is the Manager (collectively, the "Commerce Group"). Mr. Guez disclaims beneficial ownership the shares held by SHD Investments, LLC and the trusts for his sons. Also includes 3,000,000 shares subject to immediately exercisable warrants with a purchase price of $2.10 per share and 200,000 shares subject to warrants with a purchase price of $2.10 per share that become exercisable o ver two years. Also included is 700,000 shares owned by Azteca Production International, Inc., of which Mr. Guez is an owner.

(4) Includes 250,000 shares purchased by Ms. Anderson-Lasko pursuant to the 1997 Stock Purchase Right Award, awarded to her in February 1997. Under the terms of the 1997 Stock Purchase Right Award, Ms. Anderson-Lasko was
permitted to, and elected to, pay for the purchase of the 250,000 shares (the "1997 Award Shares") by the execution of a non-recourse note (the
"Note") to the Company for the exercise price of $2.8125 per share ($703,125) in the aggregate). The Note was originally due without interest on April 30, 2002, and has been extended to April 30, 2005, and is collateralized by the 1997 Award Shares purchased therewith. Ms. Anderson-Lasko may pay or prepay (without penalty) all or any part of the Note by (i) the payment of cash, or (ii) the delivery to the Company of other shares of Common Stock (other than the 1997 Award Shares) that Ms. Anderson-Lasko has owned for a period of at least six months, which shares would be credited against the Note on the basis of the closing bid price for the Common Stock on the date of delivery. The 1997 Award Shares will be forfeited and returned (at the rate of one shares per $2.8125) to the Company to the extent the Note is not paid on or before its maturity; accordingly, the number of shares owned by Ms. Anderson-Lasko could decrease in the future. Also includes 300,000 shares subject to exercisable options pursuant to a 400,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share and expiring June 5, 2005.

(5) Includes 120,000 shares subject to exercisable options at an exercise price of $3.315 per share and expiring August 2002.

(6) Includes 98,530 shares subjec t to currently exercisable options and 750,000 shares subject to currently exercisable warrants with a 3-year term expiring October 2003 and an exercise price of $2.10 per share.

Also includes 150,000 shares subject to exercisable options pursuant to a 200,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share and expiring June 5, 2005.

(7) Includes 73,530 shares subject to currently exercisable options expiring February 2004 and with an exercise price of $4.75 per share.

(8) Includes 10,000 shares of common stock owned by the wife of Joseph Mizrachi, Cheryl Mizrachi through CJ Rahm, LP and includes 1,241,000 warrants to purchase shares of common stock (including 16,000 warrants owned by the wife of Joseph Mizrachi, Cheryl Mizrachi through CJ Rahm, L.P.).

(9) Includes 25,164 shares subject to exercisable 20-year term options granted under the Company's 2000 Director Stock Incentive Plan in lieu of cash directors' fees with an exercise price of $0.39 per share. See "2000 Director Stock Incentive Plan" below.

(10) Includes 500,000 shares as to which Mr. Dahan, President of the Joe's Jeans subsidiary, shares beneficial ownership and 132,990 shares subject to options exercisable at a price of $1 per share until February 7, 2003.


                          ELECTION OF DIRECTORS
                               (PROPOSAL 1)

  The Bylaws provide that the Board of Directors shall consist of not fewer than three Directors, with the exact number of Directors (subject to such minimum and any range of size established by the Company's stockholders) to be determined by resolution of the Board of Directors. The Board of Directors currently consists of six Directors. At the Annual Meeting, six Directors will be elected to serve until the 2003 annual meeting of stockholders, which is expected to be held in April 2003. The Board of Directors' nominees for election are set forth below.

  Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election as Directors of all of the nominees set forth below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors will be elected by a plurality vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees

  The following table sets forth certain information regarding the persons nominated for election as Directors of the Company as of August 20, 2002.

Name						Age		Position with the Company

Samuel J. (Sam) Furrow Sr.          60          Chairman of the Board,
and Director

Samuel J. (Jay) Furrow, Jr.         29          CEO, Director and Acting
                                                 Chief Financial Officer

Patricia Anderson-Lasko	            43          President; Director

Daniel A. (Dan) Page (1)(2)         53          Director

Marc B. Crossman (1)(2)             30          Director

John G. Looney, MD (1)(2)           60          Director
____________________

(1) Member of the audit committee of the Board of Directors
(2) Member of the executive compensation committee  of the Board  of Directors

  Following is information with respect to the business experience for at least the last five years and certain other information regarding each of the nominees for election as a Director.

  Samuel J. (Sam) Furrow became a Director in April 1998 and the Company's Chairman and Chief Executive Officer in October 1998. He served as Chief Executive Officer until December, 2000, when Ms. Anderson-Lasko resumed that position. Mr. Furrow has also been the Chairman of Furrow Auction Company (a real estate and equipment sales company) since April 1968, Chairman of Furrow-Justice Machinery Corporation (a six-branch industrial and construction equipment dealer) since September 1983, Owner of Knoxville Motor Company - Mercedes Benz since December 1980 and of Land Rover of Knoxville since July 1997. Mr. Furrow has been a Director of Southeastern Advertising Inc. (an advertising agency) since April 1968, a Director of First American National Bank since September 1993, and of Goody's Family Clothing, Inc, a publicly traded retail clothing store chain, since 1995. Sam Furrow is Jay Furrow's father.

  Samuel J. (Jay) Furrow, Jr. became the Company's Vice President for Corporate Development and In-House Counsel in August 1998 and a Director in January 1999. Mr. Furrow served as President from December 2000 until July 2002, when he became Chief Executive Officer. He has also served as the Company's Chief Operating Officer since April 1999 and its Acting Chief Financial Officer since August 2000. Mr. Furrow is an attorney. Mr. Furrow has a J.D degree from Southern Methodist University School of Law and has a B.S. degree from Vanderbilt University. Jay Furrow is Sam Furrow's son, and the President of StanRo Development, a real estate development company.

  Patricia Anderson has been a Director of the Company since August 1990, President of the Company from August 1990 through December 2000 and since July 2002, and President of the Company's Innovo, Inc. subsidiary since she founded that company in 1987. From August 1990 until August 1997, Ms. Anderson was also the Chairman and Chief Executive Officer of the Company, and she once again served as Chief Executive Officer from December 2000 through July 2002.

    Daniel A. Page was the chief operating officer of the Company from August 1997 through April 1999 and has been a Director of the Company since August 1997. From June 1993 until August 1997, Mr. Page was the principal operating and executive officer of Southeast Mat Company, a privately held manufacturer of automobile floor mats. Prior thereto Mr. Page was the president of Tennessee Properties Company, a privately held real estate development company.

  Marc B. Crossman has been a Director since January 1999. Mr. Crossman has also been a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York, New York, since January 1999, and was previously a Vice President and Equity Analyst with CIBC Oppenheimer Corp. from September 1997 through January 1999 and an Associate and Equity Analyst with Dain Rauscher Wessels from November 1994 through September 1997.

  John G. Looney, MD has been a Director since August 1999. Dr. Looney is a psychiatrist employed by the Duke Medical Center since 1986. Dr. Looney just completed a role as Medical Director of Peninsula Behavioral Health, a multi-hospital psychiatric treatment system in East Tennessee. He was responsible for building the clinical programs of this large enterprise. Dr. Looney is currently working with Carolinas' Medical Center in Charlotte, North Carolina, pursuant to a contract between the Duke Medical Center and Carolinas' Medical Center. Dr. Looney has been a Board of Director member of Covenant Behavioral Health, Knoxville, TN, since 1995. He also participates in a variety of venture capital investments independent of Duke, Carolinas' Medical Center and the Company.

  Each of the Company's Directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until a successor has been elected and qualified or their earlier death, resignation or removal. Vacancies in the Board of Directors are filled by a majority vote of the remaining members of the Board of Directors.

  Executive officers of the Company are elected on an annual basis and serve at the discretion of the Board of Directors.

Commerce and Mizrachi Group Stock Purchase Agreements

  In connection with investments by the Commerce Group during August 2000, the Company has agreed to appoint to the Board of Directors and each of it committees one person designated by Mr. Guez. In connection with additional investments made in 2000, Mr. Guez is entitled to designate two additional Board members. Mr. Guez has not designated a Board member at this time. The Company has also agreed to appoint to the Board of Directors and each of it committees one person designated by Mr. Mizrachi. Mr. Mizrachi has not appointed a member at this time. The Company has also amended its Bylaws to provide that from November 2, 2000 until November 1, 2003 the number of members of the Board of Directors will be between three and twelve, with the exact number to be designated by the Board of Directors.

Corporate Governance and Other Matters

  The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as Directors. Other candidates may also be nominated by any stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Company no later than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders at which Directors were elected, or such earlier date as the Board of Directors may allow, together with the identity of the nominator and the number of shares of the Company's stock owned, directly and indirectly, by the nominator. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

The Board of Directors currently has two committees, the Audit Committee and the Executive Compensation Committee.

  The Audit Committee is primarily responsible for (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitoring the independence and performance of the Company's independent auditors and internal auditing department, and (iii) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors. The Audit Committee has a charter that details its duties and responsibilities. The current members of the Audit Committee are Dr. Looney and Messrs. Page and Crossman. Pursuant to a Nasdaq listing requirements exception, two of the committee members are "independent" under Nasdaq guidelines while the third member, Dan Page, is not independent under the guidelines because he has been a Company employee within the prior three years. With the remaining Board members being themselves or related to current employee's of the Company and due to Mr. Page's operational knowledge of the Company, the Company determined that it is in the best interest of the Company and its stockholders that Mr. Page serve as a member of the Audit Committee. During fiscal 2001, the Audit Committee met five times and acted by unanimous written consent once.

  The Executive Compensation Committee reviews and recommends the compensation arrangements for management of the Company. The current members of the Executive Compensation Committee are Dr. Looney and Messrs. Page and Sam Furrow. The Executive Compensation Committee also administers the Company's 2000 Employee Stock Incentive Plan and 2000 Director Stock Incentive Plan. In carrying out such responsibilities, the Executive
Compensation Committee reviews the salaries, benefits, performance, and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 2001, the Executive Committee did not meet.

  During fiscal 2001, the Board of Directors held three (3) meetings and acted by unanimous written consent eight (8) times. No incumbent Director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

Report of the Audit Committee of the Board of Directors

  The audit committee of the board of directors was comprised of three directors in 2001 who were and continue to be independent directors except to the extent described in "Corporate Governence and Other Matters" above. In accordance with its written charter, which was originally approved by the Board of Directors on June 8, 2000, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. In addition, the audit committee recommends to the full board the selection of our independent auditors.

  The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence, and reviewed and discussed with management and Ernst & Young LLP the Company's audited financial statements contained in the Annual Report on Form 10-K delivered with this proxy statement, and has recommended the inclusion of such financial statements in that Annual Report for filing with the Securities and Exchange Commission.

Members of the audit committee:

Marc B. Crossman
John G. Looney, MD
Daniel A. Page

Director Compensation

  Directors who are not employees of the Company do not currently receive a cash fee for attending meetings of the Board of Directors or its committees. Mr. Page received a grant of nonqualified stock options to purchase 120,000 shares of Common Stock at an exercise price of $3.31 per share upon becoming a Director in August 1997. All of such options are vested.

  Sam Furrow received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in March 1998. Jay Furrow received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in February 1999. Mr. Crossman received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in February 1999. The options vest and become exercisable at the rate of 2,083 shares per month served.

  Each non-management member of the Board of Directors also receives annual compensation in the form of options to buy Common Stock with a nominal initial value of $10,000. Each option has an exercise price equal to one-half of the market price on the date of grant, and covers a number of shares equal to $10,000 divided the exercise price per share. See "2000 Director Stock Option Plan" below.

Compensation Committee Report On Executive Compensation

  Background and Interlocks. The Company currently has two executive officers and six directors (Mr. Jay Furrow and Patricia Anderson-Lasko each serve as a director and an executive officer). Three of the non-employee directors, Dr. Looney and Messrs. Page and Crossman currently comprise the Compensation Committee. Sam Furrow, rather than Mr. Crossman, served on the Compensation Committee during 2001. Sam Furrow is Jay Furrow's father.

  Objective  and  Philosophy.   As  the  Company's  business  grows,  the
Compensation Committee expects to work closely with management to design an executive compensation program to assist the Company in attracting and retaining needed outstanding executives and senior management personnel. The design and implementation of such program will evolve as needed, but will be based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size; and (ii) linking executives' compensation with the Company's or a division's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

  Compensation Program Components. The three principal components of the executive compensation program are expected to include annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash each year, and long-term incentive compensation in the form of stock options. The Company has not previously needed to attract additional executive management through its compensation arrangement, but expects have such requirements in the near future.

  CEO Compensation. Ms. Patricia Anderson-Lasko served as CEO during fiscal 2001 and until July 2002, when Mr. Jay Furrow became CEO. Neither
Ms. Anderson-Lasko nor Mr. Furrow have employment agreements with the Company. Ms. Anderson-Lasko's CEO compensation was determined by the full Board of Directors and approved by the full Board of Directors (other than Ms. Anderson-Lasko) based on her compensation in prior years. Because of Ms. Anderson-Lasko's integral role as a founder of the Company's business and her significant existing equity interest in the Company, the Board of Directors and Ms. Anderson-Lasko did not consider compensation arrangements for 2001 other than her base salary, and Company performance was not a substantial factor in setting Ms. Anderson-Lasko's 2001 compensation. During fiscal 2001, Ms. Anderson-Lasko received a base salary of $200,000.

Members of the Compensation Committee:

John G. Looney, MD
Daniel A. Page
Marc B. Crossman

  The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

Executive Compensation and Other Information

  Summary  Compensation  Table.   The  following  table  sets  forth  the
compensation paid to the Chief Executive Officer of the Company during fiscal 2001 and to the other executive officer of the Company who received annual compensation in excess of $100,000 during fiscal 2001 (the "Named Executive Officers") during fiscal years 2001, 2000 and 1999.

                                 Summary Compensation Table


                                       Annual Compensation(1)               Long-term Compensation
Name and                                                                   Other Annual      Options/
Principal Position                 Year       Salary        Bonus         Compensation(3)      SARs
------------------                 ----       ------        -----         ---------------     -------

Patricia Anderson-Lasko,           2001       200,000            --            --                 --
Chief Executive Officer(2)         2000       195,000            --            --                 --
                                   1999       157,500        15,750           509                 --



Samuel J. Furrow, Jr.              2001       143,000            --            --                 --
President, COO and                 2000       100,000            --            --                 --
and Acting CFO                     1999        70,000            --            --                 --


(1) No executive officers received or held restricted stock awards during fiscal 2001, 2000 or 1999.

(2) During fiscal 2001, 2000 and 1999 Ms. Anderson-Lasko received life insurance benefits in the aggregate amounts of $0, $0 and $509, respectively.

  Option Grants.  No executive officers received option grants during 2001.

Stock Performance Graph

  The following graph compares the cumulative total stockholder return of the Company, the NASDAQ Stock Market (U.S. companies) Index (the "Nasdaq Market Index") and the NASDAQ Non-Financial Stocks Index. Measurement points are the last trading day of each of the Company's fiscal years ended November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000 and December 1, 2001. The graph assumes that $100 was invested on November 30, 1996 in the Common Stock of the Company, the Nasdaq Market Index and the Nasdaq Non-Financial Stocks Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessary indicative of future stock price performance.

                             INNOVO GROUP, INC.
                    COMPARISON OF CUMULATIVE TOTAL RETURN
                         TO NASDAQ MARKET INDEX AND
                         NASDAQ NON-FINANCIAL INDEX
                             (PERFORMANCE GRAPH)




Measurement Point       Innovo Group Inc.       Nasdaq Market Index      Nasdaq Non-Financial Stocks
-----------------       -----------------       -------------------      ---------------------------
11/29/1996              $          100.00       $            100.00      $                    100.00
11/28/1997              $        3,000.23       $            124.57      $                    120.92
11/30/1998              $          657.37       $            152.71      $                    150.50
11/30/1999              $          728.69       $            262.35      $                    271.24
11/30/2000              $          371.66       $            203.44      $                    208.04
11/30/2001              $          896.00       $            151.58      $                    148.39


Aggregated Option/SAR Exercised in 2001 and Year-end Option/SAR Values



                        Shares                   Number of Unexercised      Value of Unexercised
                       Acquired                 Options/SARs at FY-End     In-the-Money Options/SARs
                          on         Value        (#) Exercisable/            ($) Exercisable/
Name                   Exercise     Realized        Unexerciable                Unexerciable
----                   --------     --------        ------------                ------------

Samuel J. Furrow Jr.      0            0            66,656 / 33,344             Not applicable(1)


(1) Based on a closing price per share of $1.96 for the Common Stock on November 30, 2001, as reported by the Nasdaq SmallCap Market.

2000 Employee Stock Incentive Plan

  The 2000 Employee Stock Incentive Plan (the "2000 Employee Plan") provides for the grant of options to officers, employees and consultants of the Company and its affiliates (an "Affiliate"). The 2000 Employee Plan continues in effect until March 2010, unless terminated earlier. Options granted under the 2000 Employee Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.

  The 2000 Employee Plan was adopted by the Company's Board of Directors on March 12, 2000 and approved by stockholders at the 2000 annual meeting. Up to 2,000,000 share of Common Stock, subject to adjustment as provided in the 2000 Employee Plan, may be issued under the 2000 Employee Plan.

2000 Director Stock Incentive Plan

  The 2000 Director Stock Incentive Plan (the "2000 Director Plan") provides for the automatic grant of options to directors of the Company and its affiliates and subsidiaries (an "Affiliate") in place of director's fee payable in cash. The 2000 Director Plan will continue in effect until September 2010, unless terminated earlier. Options granted under the 2000 Director Plan are nonqualified stock options.

   The 2000 Director Plan was adopted by the Company's Board of Directors on September 13, 2000 and approved by stockholders at the 1999 annual meeting. A total of 500,000 share of Common Stock, subject to adjustment as provided in the 2000 Director Plan, may be issued pursuant to the 2000 Director Plan.

Stock Bonus Plan

  The Board of Directors has authorized and may in the future authorize the issuance of restricted stock to certain employees of the Company.

Certain Relationships and Related Transactions

  The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, Directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties.

  Anderson Stock Purchase Agreement. Pursuant to the 1997 Stock Purchase Right Award awarded to her in February 1997, Ms. Anderson-Lasko purchased 250,000 shares of Common Stock (the "1997 Award Shares") with payment made by the execution of a non-recourse note (the "Note") to the Company for the exercise price of $2.8125 per share ($703,125 in the aggregate). The Note was originally due, without interest, on April 30, 2002, which date has been extended to April 30, 2005, and is collateralized by the 1997 Award Shares. Ms. Anderson-Lasko may pay or prepay (without penalty) all or any part of the Note by (i) the payment of cash, or (ii) the delivery to the Company of other shares of Common Stock (other than the 1997 Award Shares) that Ms. Anderson-Lasko has owned for a period of at least six months, which shares would be credited against the Note on the basis of the closing bid price for the Common Stock on the date of delivery.

  Sam Furrow and Affiliate Loans. During the period from January 1999 to June 2000, Sam Furrow and affiliated companies made a total 24 loans in an aggregate amount of $1,933,000 to the Company primarily to finance the Company's import of product from the Orient and general operations. Each of the loans was unsecured and provided for interest compounding annually at a rate of from 8.5% to 10.0%. Most of the loans provided for a six-month term. The Board of Directors determined in each instance that the loans were made on fair terms and conditions that were more favorable to the Company than could be obtained from third parties.

  Of the amounts loaned by Sam Furrow and his affiliates, a total of $1,200,000 has been exchanged for Common Stock as described below under "Debt to Equity Conversions." All amounts owed to Sam Furrow have been repaid.

  Dan Page Loans. During the period from February 1999 to March 1999, Dan Page made a total five loans in an aggregate amount of $200,000 to the Company primarily to finance the Company's import of product from the Orient and general operations. Each of the loans was unsecured and provided for interest compounding annually at a rate of from 10.0%. The loans provided for a six-month term. The Board of Directors determined in each instance that the loans were made on fair terms and conditions that were more favorable to the Company than could be obtained from third parties.

  All of the $200,000 loaned Dan Page to the Company has been exchanged for Common Stock as described below under "Debt to Equity Conversions."

  Debt to Equity Conversions. On February 26, 1999, Sam Furrow and Dan Page each exchanged $150,000 of the indebtedness owed by the Company to them for 75,000 restricted shares of common stock each, or a price of $2.00 per share. On the date that the Company's Board of Directors approved the debt exchanges, the average closing sale price for the Common Stock as reported by Nasdaq for the prior 30 days was $2.00.

  Jay Furrow acquired $50,000 of the indebtedness owed by the Company to Sam Furrow on April 26, 1999 and exchanged that amount for restricted Common Stock at a price of $1.00 per share on that date. On the same date, a third party acquired $50,000 of the indebtedness owed by the Company to Dan Page and exchanged that amount for restricted Common Stock at a price of $1.00 per share. On the date that the Company's Board of Directors approved those debt exchanges, the average closing sale price for the Common Stock as reported by Nasdaq for the prior 15 days was $1.43.

  On February 28, 2000, Sam Furrow exchanged $500,000 of the indebtedness owed by the Company to him for 423,729 restricted shares of common stock, or a price of $1.18 per share. On the date that the Company's Board of Directors approved the debt exchange, the closing sale price for the Common Stock as reported by Nasdaq was $1.15.

  On August 11, 2000, Sam and Jay Furrow converted $1 million of outstanding Company debt owed to third parties that it had previously assumed and an additional $500,000 of Company debt that was previously owed to the Furrows for 1,363,637 shares of common stock, or $1.10 per share, and warrants to purchase 1,500,000 shares of Common Stock that have a three-year term and an exercise price of $2.10 per share.

  The $1.0 million of converted debt that had been assumed by the Furrows and that had previously been guaranteed by him consisted of $650,000 owed to Commerce Capital, Inc., a Nashville, Tennessee based finance company unrelated to the Commerce Group,and $350,000 owed to First Independent Bank of Gallatin.

  With respect to each of the debt to equity conversions discussed above, the Board of Directors determined that the purchases of Common Stock were made on fair terms and conditions and were in the Company's best interests in order to increase the Company's net tangible assets for Nasdaq listing compliance purposes and considering recent trading prices and a reasonable discount due to the restricted nature of the issued shares. All of the shares issued pursuant to the debt conversions were subject to registration rights, and resales of all of such shares are now subject to effective registration statements.

  Facility Lease Arrangements. On October 7, 1998, the Company entered into a Warehouse Lease Agreement with Furrow-Holrob Development II, LLC pursuant to which the Company has leased the 78,900 square foot plant that now houses the Company's executive offices and its manufacturing, administrative and shipping facilities. The "triple net" lease provides for an annual base rental rate of $2.00 per square foot, or $157,800 annually, plus a pro rata share of real estate taxes, insurance premiums and common area expenses, with an initial five-year term and two Company five-year renewal options (subject to agreement on any change in the base rental rate). The Board of Directors, with Mr. Furrow excusing himself from deliberations and not voting, unanimously approved the Warehouse Lease Agreement. The Warehouse Lease Agreement was terminated on July 1, 2000.

  New Facility Lease Arrangements. The Company currently leases its Knoxville, TN office and storage space from a company owned by Sam Furrow. The office space is approximately 5,000 square feet consisting of the first floor of a two-story building located in downtown Knoxville, Tennessee, with a monthly rental of $3,500 triple net. The storage space is used by the Company to store its documents and is currently rented on a month-to month basis for $450 per month.

Section 16 Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of copies of such forms furnished to the Company and certain of the Company's internal records, or upon written representations that no Form 5s were required, the Company believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis.

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                               (Proposal 2)

  The Board of Directors has appointed Ernst & Young LLP ("E&Y") as the Company's independent auditors for the fiscal year ended November 30, 2002, subject to ratification by stockholders at the Annual Meeting. Representatives of E&Y will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y to audit the books and accounts of the Company for the fiscal year ended November 30, 2002. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2.

  The aggregate fees billed for professional services rendered by E&Y for the audit of the Company's consolidated financial statements for fiscal 2001, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q during fiscal 2001, were approximately $106,000. E&Y also billed the Company $33,000 for audit related services, which primarily consisted o f accounting consultations and audit work related to an acquired business. E&Y did not render any services to the Company related to financial information systems design and implementation during fiscal 2001. The aggregate fees billed for all other professional services rendered by Ernst & Young LLP during fiscal 2001 other than those described above were approximately $29,000. These services consisted primarily of tax return preparation fees. The Audit Committee has determined that the services provided by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS
                    TO BE INCLUDED IN PROXY MATERIALS

  Any proposal or proposals intended to be presented by any stockholder at the 2003 Annual Meeting of Stockholders, which the Company expects to hold during April 2003, must be received by the Company at its principal executive offices no later than the close of business on November 30, 2002 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                     OTHER BUSINESS TO BE TRANSACTED

  As of the date of this Proxy Statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 1, 2001 ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, AN ADDITIONAL COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO INNOVO GROUP INC., ATTENTION: INVESTOR RELATIONS, 5900 S. EASTERN AVE, SUITE 124, COMMERCE, CA 90040. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                           INNOVO GROUP INC.

                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD TUESDAY, NOVEMBER 12, 2002

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned stockholder of Innovo Group Inc. (the "Company") hereby appoints Samuel J. Furrow, Jr., and Patricia Anderson-Lasko or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 12, 2002 at 10:00 a.m. (local time) at The University Club, 2704 Kingston Pike, Knoxville, Tennessee 37996, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

1.  Election of six Directors to serve on the Board of Directors:

   Samuel J. Furrow                  Samuel J. Furrow, Jr.
   Patricia Anderson-Lasko           Marc B. Crossman
   Daniel A. Page                    John G. Looney

[ ] FOR all the nominees listed above (except as marked to the contrary below).

[ ] WITHHOLD AUTHORITY to vote for all the nominees listed above.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


-----------------------------------------------------------------------


2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending November 30, 2002.

[ ]  FOR  [ ]  AGAINST   [ ] ABSTAIN

(continued and to be dated and signed on reverse side.)

  (continued from other side)

  This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

  The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 3, 2002 and the Annual Report on Form10-K for the year ended December 1, 2001, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                          Date: _________________ , 2002.



                             --------------------------------------------
                    Signature of Stockholder or Authorized Representative

                             Please date and sign exactly as name
                             appears hereon.  Each executor,
                             administrator, trustee, guardian,
                             attorney-in-fact and other fiduciary
                             should sign and indicate his or her
                             full title.  In the case of stock
                             ownership in the name of two or more
                             persons, all persons should sign.


[ ] I PLAN TO ATTEND THE NOVEMBER 12, 2002 ANNUAL STOCKHOLDERS MEETING


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.